EXHIBIT 10.1

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 31st day of March, 2010 by and between Parlux Fragrances, Inc. (the “Company”) and Frank A. Buttacavoli (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company and the Executive desire to amend their Executive Employment Agreement dated June 5, 2009 (the "Agreement") on the terms and conditions set forth in this Amendment (defined terms used in this Amendment shall have the respective meanings ascribed to such terms in the Agreement, unless redefined in this Amendment);

WHEREAS, the terms of this Amendment have been reviewed and approved by the members of the Compensation Committee of the Board of Directors of the Company (the “Committee”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Compensation Adjustment. Effective April 1, 2010, Executive shall be paid an Annual Base Salary of $360,000 for the period April 1, 2010 through March 31, 2011. Effective April 1, 2011, Executive shall be paid an Annual Base Salary of $400,000 for the remainder of the Term, and for any extension of the Term pursuant to Section 2 of the Agreement.

2.

Governing Law. This Amendment shall be governed by the laws of Florida without regard to the application of conflicts of laws.

3.

Entire Agreement. This Amendment, together with the Agreement, constitutes the only agreement between Company and the Executive regarding the Executive’s employment by the Company. This Amendment, together with the Agreement, supersedes any and all other agreements and understandings, written or oral, between the Company and the Executive regarding the subject matter hereof. A waiver by either party of any provision of this Agreement or any breach of such provision in an instance will not be deemed or construed to be a waiver of such provision for the future, or of any subsequent breach of such provision. The Agreement, as amended by this Amendment, may be further amended, modified or changed only by further written agreement between the Company and the Executive, duly executed by both Parties. Except as modified by this Amendment, the Agreement remains in full force and effect between the Parties.

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment under seal as of the date first above written.

PARLUX FRAGRANCES, INC.

By:	/s/ Frederick E. Purches
Frederick E. Purches, CEO and Chairman

EXECUTIVE

By:	/s/ Frank A. Buttacavoli
Name:	Frank A. Buttacavoli

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